EXHIBIT 3.2


















                           AMENDED AND RESTATED BYLAWS

                                       OF

                               PREMIERWEST BANCORP


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                                TABLE OF CONTENTS

ARTICLE 1  SHAREHOLDERS
                    Section 1.1   Annual Meeting.............................1
                    Section 1.2   Special Meetings...........................1
                    Section 1.3   Notice.....................................1
                    Section 1.4   Waiver of Notice...........................1
                    Section 1.5   Voting.....................................1
                    Section 1.6   Quorum; Adjournment........................2
                    Section 1.7   Action Without Meeting.....................2
                    Section 1.8   Record Date................................2
                    Section 1.9   Order of Business..........................3

ARTICLE 2  BOARD OF DIRECTORS
                    Section 2.1   Number and Election of Directors...........5
                    Section 2.2   Nominations................................5
                    Section 2.3   Vacancies..................................6
                    Section 2.4   Annual Meeting.............................7
                    Section 2.5   Regular Meetings...........................7
                    Section 2.6   Special Meetings...........................7
                    Section 2.7   Telephonic Meetings........................7
                    Section 2.8   Waiver of Notice...........................7
                    Section 2.9   Quorum.....................................8
                    Section 2.10  Voting.....................................8
                    Section 2.11  Action Without Meeting.....................8
                    Section 2.12  Powers of Directors........................8
                    Section 2.13  Committees.................................8
                    Section 2.14  Chairman and Vice Chairman of the Board...10

ARTICLE 3  OFFICERS
                    Section 3.1   Composition...............................10
                    Section 3.2   Chief Executive Officer...................10
                    Section 3.3   President.................................10
                    Section 3.4   Vice President............................11
                    Section 3.5   Secretary.................................11
                    Section 3.6   Treasurer or Chief Financial Officer......11
                    Section 3.7   Removal...................................11

ARTICLE 4  STOCK AND OTHER SECURITIES
                    Section 4.1   Certificates..............................12
                    Section 4.2   Transfer Agent and Registrar..............12
                    Section 4.3   Transfer..................................12
                    Section 4.4   Necessity for Registration................12
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                    Section 4.5   Lost Certificates.........................12
                    Section 4.6   Shares Without Certificates...............12

ARTICLE 5  CORPORATE SEAL...................................................13

ARTICLE 6  AMENDMENTS.......................................................13

ARTICLE 7  SEVERABILITY.....................................................13

                           AMENDED AND RESTATED BYLAWS
                                       OF
                               PREMIERWEST BANCORP

                                    ARTICLE 1
                                  SHAREHOLDERS

         SECTION 1.1 ANNUAL MEETING. Meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation, or at such other place within or without the State of Oregon as may be designated by the Board of Directors and specified in the notice of such meeting. The Annual Meeting of the shareholders of the Corporation shall be held within 120 days after the close of the fiscal year of the Corporation, or at such later date as the Board of Directors shall determine, and at such hour as the Board of Directors may determine. The Annual Meeting shall be held for the purpose of electing directors and transacting such other business as may properly come before the meeting.

         SECTION 1.2 SPECIAL MEETINGS. Special meetings of shareholders of the Corporation may be held on any business day and may be called by the President, by the Board acting at a meeting, by a majority of the directors acting without a meeting or by any three or more shareholders of record who together hold not less than one third (1/3) of all shares outstanding and entitled to vote at the special meeting.

         SECTION 1.3 NOTICE. Written notice stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered at least 10 and no more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, the notice will be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the current shareholder records of the Corporation, with postage prepaid.

         SECTION 1.4 WAIVER OF NOTICE. A shareholder may, at any time, waive any notice required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act. Except as otherwise provided by this Section 1.4, the waiver must be in writing, must be signed by the shareholder and must be delivered to the Corporation for inclusion in the minutes and filing in the corporate records. A shareholder's attendance at a meeting waives any objection to lack of notice or defective notice, unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting.

         SECTION 1.5 VOTING. On each matter voted on at a shareholder's meeting each shareholder will be entitled to one vote, in person or by proxy, for each share of stock entitled to vote on such matter that is outstanding in such shareholder's name on the records of the Corporation, except as may be otherwise provided in the Articles of Incorporation. Except as


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otherwise expressly required by law, the Articles of Incorporation or these
Bylaws, at any meeting of shareholders at which a quorum is present a majority of the votes cast, whether in person or by proxy, on any matter properly brought before such meeting in accordance with these Bylaws will be the act of the shareholders. An abstention shall not represent a vote cast. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by law, the Articles of Incorporation or these Bylaws or unless the presiding officer otherwise determines.



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         Unless held as trustee or in another fiduciary capacity, shares may not be voted if held by another corporation in which the Corporation holds a majority of the shares entitled to vote for directors of such other corporation.

         SECTION 1.6 QUORUM; ADJOURNMENT. A majority of the shares entitled to vote on a matter, represented in person or by proxies, will constitute a quorum with respect to that matter at any meeting of the shareholders. Unless otherwise provided in the Articles of Incorporation, a majority of votes represented at a meeting of shareholders, whether or not a quorum, may adjourn the meeting to a different time, date, or place. No further notice of the adjourned meeting is required if the new time, date, and place is announced at the meeting prior to adjournment and the date is set 120 days or less from the date of the original meeting.

         SECTION 1.7 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a written consent or consents describing the action taken is signed by all of the shareholders entitled to vote on the action and is delivered to the Corporation for inclusion in the minutes and filing with the corporate records. The action is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of a meeting vote and may be described as such in any document. Unless a record date for determining the shareholders entitled to take action without a meeting is otherwise established, the record date for that purpose is the date the first shareholder signs the consent. If the Oregon Business Corporation Act requires that notice of a proposed action be given to non-voting shareholders and that the action is to be taken by unanimous consent of the shareholders, at least 10 days written notice of the proposed action will be given to non-voting shareholders before the action is taken.

         SECTION 1.8 RECORD DATE. The Board of Directors may fix in advance a date as record date for the purpose of determining the registered owners of stock or other securities (i) entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof; (ii) entitled to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; or (iii) entitled to otherwise exercise or enjoy any or all of the rights and powers of an owner, or in order to make a determination of registered owners for any other proper purpose. The record date will not be a date earlier than the date on which the record date is fixed. The record date also will not be more than 70 days and, in the case of a


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meeting of shareholders, will be at least 10 days before the date on which the particular action requiring such determination of registered owners is to be taken.

         A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders is effective for any adjournment of the meeting, unless the Board of Directors fixes a new record date. A new record date must be fixed if a meeting of the shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting.

         SECTION 1.9 ORDER OF BUSINESS. (a) The Chairman of the Board, or in the Chairman's absence the Vice Chairman, or such other officer of the Corporation as provided in these Bylaws or designated by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors, will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation authority to decide who (other than shareholders of the Corporation or their duly appointed proxies) may attend shareholders' meeting; authority to decide whether any shareholder or his proxy shall be excluded from a meeting of shareholders based upon the presiding officer's determination, in his sole discretion, that the shareholder or his proxy has unduly disrupted or is likely to disrupt the proceedings of the meeting; and authority to determine the circumstances in which any person may make a statement or ask questions at any meeting of shareholders.

                  (b) At an annual meeting of shareholders, the only business that will be conducted or considered is such business as is properly brought before the meeting. Business shall be deemed to have properly come before the annual meeting of shareholders if and only if (i) such business is set forth in the Corporation's notice to shareholders, (ii) the Board of Directors of the Corporation, after mailing of the notice to shareholders of the annual meeting, determines that it is appropriate for such business to be brought before the annual meeting of shareholders, or (iii) such business is proposed by a person who is entitled to vote at that meeting and who has complied with the notice procedures set forth herein, and the presiding officer of the meeting determines, in his or her reasonable discretion, that such business is of a nature that is appropriate for consideration by the shareholders of the Corporation under the Oregon Business Corporation Act or under the rules of the Securities and Exchange Commission, as in force from time to time under the Securities Exchange Act of 1934.

                  (c) For business to be properly submitted by a shareholder for a vote at an annual meeting, the shareholder must (i) be a shareholder of record as of the record date for the meeting, (ii) be entitled to vote at the meeting, and (iii) have given timely notice in writing of the proposal to be submitted by the shareholder for a vote. The shareholder's notice must be delivered to the Secretary at the Corporation's principal executive offices.



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                  (d) To be timely, a shareholder's notice must be received by the Secretary at least 60 calendar days before the date corresponding to the date on which the Corporation's proxy materials were mailed to shareholders for the annual meeting in the preceding year, and no more than 120 calendar days before that date; provided, however, if the date of the annual meeting is changed by more than 30 calendar days from the date corresponding to the date of the preceding year's annual meeting, or if the Corporation did not hold an annual meeting in the preceding year, then the shareholder's notice will be considered timely if it is received by the Secretary a reasonable time before the Corporation mails its proxy materials for the annual meeting, but in any event at least 30 days before the Corporation mails its proxy materials for the annual meeting. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting:

         (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
         (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made,
         (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and
         (iv) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

         Nothing in these Bylaws affects (i) any right of shareholders to request inclusion of proposals in the Corporation's proxy statement in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, provided the Corporation has securities registered under the Securities Exchange Act of 1934, or (ii) the limitations and obligations imposed under Rule 14a-8 on any shareholder requesting inclusion of a proposal under that rule.

                  (e) A call for a special meeting by a shareholder or shareholders shall be in writing and shall set forth

         (i) a description in reasonable detail of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting,
         (ii) the name and address, as they appear on the Corporation's books, of the shareholder(s) proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made,
         (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder(s) proposing such business


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                  and by the beneficial owner, if any, on whose behalf the
                  proposal is made, and
         (iv) any material interest of such shareholder(s) proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

                  (f) At a special meeting of shareholders, the only business that will be conducted or considered is such business as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the President or the Secretary in accordance with these Bylaws or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors.

                  (g) The determination of whether any business to be brought before any annual or special meeting of the shareholders is properly brought before that meeting will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before the meeting, he or she will so declare to the meeting and that business will not be conducted or considered.

                                    ARTICLE 2
                               BOARD OF DIRECTORS

         SECTION 2.1 NUMBER AND ELECTION OF DIRECTORS. The Board of Directors shall consist of at least 5 but no more than 25 directors, the exact number of directors being fixed from time to time within this range by resolution of the Board of Directors. A decrease in the number of directors will not have the effect of shortening the term of any incumbent director. At each annual meeting, the shareholders will elect directors by a plurality of the votes cast by the shares entitled to vote in the election. Election of directors of the Corporation need not be by written ballot, unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation. Each director will be elected to hold office until the next annual meeting of shareholders and until the election and qualification of a successor, subject to prior death, resignation or removal. A director need not be a shareholder of the Corporation.

         SECTION 2.2 NOMINATIONS. Nominations for the election of directors shall be made (a) by a majority of the Corporation's independent directors, (b) by a committee comprised solely of the Corporation's independent directors if one has been created by the Board of Directors under Section 2.13 below, or (c) by any shareholder entitled to vote in the election of directors. A person may not be nominated for election to the Board of Directors if the election of such person to the Board of Directors would cause the Corporation to violate any rules of the National Association of Securities Dealers, Inc. ("NASD") applicable to companies listed on the Nasdaq SmallCap Market ("Nasdaq"). For the purposes of this Article 2, the term "independent director" shall mean a director who (a) is an independent director as defined under the rules of the NASD applicable to companies listed on Nasdaq and (b) meets the criteria for independence set forth in


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Section 10A(m) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), and the rules promulgated by the Securities and Exchange Commission ("Commission") thereunder.

         A shareholder's notice of a nomination for the election of directors shall be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. To be timely, a shareholder's notice must be received by the Secretary within the time limits set forth in these Bylaws for a shareholder's submission of business for a vote at an annual meeting. The shareholder's notice of his or her intent to make a nomination must set forth the following:

         (i) the name and address, as they appear on the Corporation's books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made, as well as the name and address of each person(s) nominated by the shareholder;
         (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at the annual meeting and that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice;
         (iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;
         (iv) a description of all arrangements or understandings between or among any of (a) the shareholder giving the notice, (b) the beneficial owner on whose behalf the notice is given, (c) each nominee, and (d) any other person(s) (naming such person(s)) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;
         (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and
         (vi) the signed consent of each nominee to serve as a director of the Corporation if so elected.

         If the presiding officer determines that a nomination was not made in accordance with these Bylaws, he or she will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provision of these Bylaws, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in these Bylaws, provided the Corporation has securities registered under the Securities Exchange Act of 1934.

         SECTION 2.3 VACANCIES. Unless otherwise provided in the Articles of Incorporation, any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the Board of Directors or, if the remaining directors


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do not constitute a quorum, by the affirmative vote of a majority of the remaining directors. A person may not be elected to fill a vacancy on the Board of Directors if the election of such person to the Board of Directors would cause the Corporation to violate any rules of the NASD applicable to companies listed on Nasdaq. A director elected to fill a vacancy will serve for the unexpired term of the director's predecessor in office, subject to prior death, resignation or removal.

         SECTION 2.4 ANNUAL MEETING. An annual meeting of the Board of Directors will be held without notice immediately after the adjournment of the annual meeting of the shareholders, or at another time designated by the Board of Directors upon notice in the same manner as provided in Section 2.5. The annual meeting will be held at the principal office of the Corporation or at such other place as the Board of Directors may designate.

         SECTION 2.5 REGULAR MEETINGS; EXECUTIVE SESSIONS. The Board of Directors may provide by resolution for regular meetings. Unless otherwise required by such resolution, regular meetings may be held without notice of the date, time, place or purpose of the meeting.

         The independent directors of the Board of Directors shall hold regularly scheduled meetings at which only the independent directors are present. The time and place of such meetings shall be determined by a majority of the independent directors.

         SECTION 2.6 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President, the Chief Executive Officer or any member of the Board of Directors. Notice of each special meeting will be given to each director, either by oral or written notification actually received at least 24 hours before the meeting, or by written notice mailed by deposit in the United States mail, first class postage prepaid, addressed to the director at the director's address appearing on the records of the Corporation at least 72 hours before the meeting. Special meetings of the directors may also be held at any time when all members of the Board of Directors are present and consent to a special meeting. Special meetings of the directors will be held at the principal office of the Corporation or at any other place designated by a majority of the Board of Directors.

         SECTION 2.7 TELEPHONIC MEETINGS. The Board of Directors may permit directors to participate in a meeting by any means of communication by which all of the persons participating in the meeting can hear each other at the same time. Participation in such a meeting will constitute presence in person at the meeting.

         SECTION 2.8 WAIVER OF NOTICE. A director may, at any time, waive any notice required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act. Except as otherwise provided in this Section 2.8, the waiver must be in writing, must be signed by the director, must specify the meeting for which notice is waived, and must be delivered to the Corporation for inclusion in the minutes and filing in the corporate records. A director's


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attendance at a meeting waives any required notice, unless at the beginning of the meeting or promptly upon the director's arrival the director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

         SECTION 2.9 QUORUM. A majority of the number of directors that has been established by the Board of Directors pursuant to Section 2.1 of these Bylaws will constitute a quorum for the transaction of business.

         SECTION 2.10 VOTING. The act of the majority of the directors present at a meeting at which a quorum is present will for all purposes constitute the act of the Board of Directors, unless otherwise provided by the Articles of Incorporation or these Bylaws.

         SECTION 2.11 ACTION WITHOUT MEETING. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a written consent or consents describing the action taken is signed by each director and included in the minutes and filed with the corporate records. The action is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of an act of the Board of Directors at a meeting and may be described as such in any document.

         SECTION 2.12 POWERS OF DIRECTORS. The Board of Directors shall have the sole responsibility for the management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is vested with all of the powers possessed by the Corporation itself, so far as this delegation of power is not inconsistent with the Oregon Business Corporation Act, the Articles of Incorporation or these Bylaws. The Board of Directors will have the power to determine what amount constitutes net earnings of the Corporation, what amount will be reserved for working capital and for any other purpose, and what amount, if any, will be declared as dividends. Such determinations by the Board of Directors will be final and conclusive, except as otherwise expressly provided by the Oregon Business Corporation Act or the Articles of Incorporation. The Board of Directors may designate one or more officers of the Corporation who will have the power to sign all deeds, leases, contracts, mortgages, deeds of trust and other instruments and documents executed by and binding upon the Corporation. In the absence of a designation of any other officer or officers, the Chief Executive Officer is so designated.

         SECTION 2.13 COMMITTEES. The Board of Directors shall designate from among its members an Audit Committee and a Compensation Committee. The Audit Committee shall consist of at least three directors, each of whom shall be an independent director who does not own or control twenty percent (20%) or more of the Company's voting securities (or such lower measurement as may be established by the Commission in rulemaking under Section 10A(m) of the Exchange Act), and at least one member of the Audit Committee shall be an "audit


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committee financial expert" as defined under the rules promulgated by the
Commission under the Exchange Act. The Audit Committee will have such powers and will perform such duties as may be required under NASD rules and/or rules promulgated by the Commission under the Exchange Act to be delegated to audit committees of companies listed for trading on the Nasdaq SmallCap Market or as designated by the Board of Directors. The Compensation Committee shall consist of at least three directors, each of whom shall be an independent director. The Compensation Committee will have the power and authority to determine the compensation of the Corporation's officers as required under NASD rules and rules promulgated by the Commission under the Exchange Act and will have such other powers and will perform such other duties as designated by the Board of Directors.

         In addition to the audit and compensation committees, unless the Articles of Incorporation provide otherwise, a majority of the Board of Directors may designate from among its members an Executive Committee, a nominations and corporate governance committee and any number of other committees. Each committee must consist of two or more directors and will have such powers and will perform such duties as may be delegated and assigned to the committee by the Board of Directors. For each committee designated by the Board of Directors, including the audit committee and the compensation committee, the Board of Directors shall adopt a charter which shall specify the powers and duties of such committee and the requirements for appointment by the board to such committee.

         No committee will have the authority of the Board of Directors with respect to (a) approving dividends or other distributions to shareholders, except as permitted by (h), below, (b) amending the Articles of Incorporation, except as permitted by (j), below (c) adopting a plan of merger, (d) recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all the property and assets of the Corporation other than in the usual and regular course of its business, (e) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof,
(f) approving or proposing to shareholders other actions required to be approved by the shareholders, (g) approving a plan of merger which does not require shareholder approval, (h) authorizing or approving any reacquisition of shares of the Corporation, except pursuant to a formula or method prescribed by the Board of Directors, (i) authorizing or approving the issuance, sale or contract for sale of shares of the Corporation's stock except either pursuant to a stock option or other stock compensation plan or where the Board of Directors has determined the maximum number of shares and has expressly delegated this authority to the committee, (j) determining the designation and relative rights, preferences and limitations of a class or series of shares, unless the Board of Directors has determined a maximum number of shares and expressly delegated this authority to the committee, (k) adopting, amending or repealing Bylaws for the Corporation, or (l) filling vacancies on the Board of Directors or on any of its committees or (m) taking any other action which the Oregon Business Corporation Act prohibits a committee of a board of directors to take. The provisions of Sections 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, and 2.11 of the Bylaws will also apply to all committees of the Board of Directors. Each committee will keep written records of its activities and proceedings. All actions by committees will be reported to the Board of Directors at the next


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meeting following the action and the Board of Directors may ratify, revise or alter such action, provided that no rights or acts of third parties will be affected by any such revision or alteration.

         SECTION 2.14 CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Board of Directors may elect one of its members to be Chairman of the Board of Directors and one of its members to be Vice Chairman of the Board of Directors. The Chairman and Vice Chairman will advise and consult with the Board of Directors and the officers of the Corporation as to the determination of policies of the Corporation. The Chairman, or the Vice Chairman in the Chairman's absence, will preside at all meetings of the Board of Directors and of the shareholders, and the Chairman and the Vice Chairman will perform such other functions and responsibilities as the Board of Directors may designate from time to time.

                                    ARTICLE 3
                                    OFFICERS

         SECTION 3.1 COMPOSITION. The officers of this Corporation will consist of at least a President and a Secretary and may also include a separate Chief Executive Officer, one or more Vice Presidents and a Treasurer, each of whom will be elected by the Board of Directors at the annual meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting called for that purpose. Other officers and assistant officers and agents may be elected or appointed by or in the manner directed by the Board of Directors as the Board of Directors may deem necessary or appropriate. Any vacancies occurring in any office of this Corporation may be filled by election or appointment by the Board of Directors at any regular meeting or any special meeting called for that purpose. Each officer will hold his or her office until the next annual meeting of the Board of Directors and until the election and qualification of a successor in such office, subject to prior death, resignation or removal.

         SECTION 3.2 CHIEF EXECUTIVE OFFICER. The Board of Directors may designate one of the officers of the Corporation or the Chairman of the Board of Directors to serve as the Chief Executive Officer of the Corporation. The Chief Executive Officer will be responsible for implementing the policies and goals of the Corporation, as stated by the Board of Directors, and will have general supervisory responsibility and authority over the property, business and affairs of the Corporation. Unless otherwise provided by the Board of Directors, the Chief Executive Officer will have the authority to hire and fire employees and agents of the Corporation and to take such other actions as the Chief Executive Officer deems necessary or appropriate to implement the policies, goals and directions of the Board of Directors.

         SECTION 3.3 PRESIDENT. In the absence of a specific designation by the Board of Directors of a separate Chief Executive Officer, the President will have all the responsibilities and authority of the Chief Executive Officer, as set forth in Section 3.2, and may be referred to as the Corporation's Chief Executive Officer. The President may sign any documents and instruments of the Corporation that require the signature of the President under the Oregon


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Business Corporation Act, the Articles of Incorporation or these Bylaws. The
President will also have such responsibilities and authority as may be delegated to the President by the Chief Executive Officer or prescribed by the Board of Directors. At the request of the Chairman of the Board of Directors or in the Chairman's and Vice Chairman's absence, the President will preside at meetings of the Board of Directors and at meetings of the shareholders. Upon the death, resignation or removal of the President, the Board of Directors may appoint a Vice President or another person to serve as an "acting" or "interim" President to serve as such until the position is filled by action of the Board of Directors. Unless otherwise provided by the Board of Directors, an "acting" or "interim" President will have all responsibilities and authority of the President.

         SECTION 3.4 VICE PRESIDENT. A Vice President will have such responsibilities and authority as may be prescribed by the Board of Directors or as may be delegated by the Chief Executive Officer or the President to such Vice President. If at any time there is more than one Vice President, the Board of Directors may designate the order of seniority or the areas of responsibility of such Vice Presidents. A Vice President (or if more than one, the Vice Presidents in order of seniority by designation or order of appointment) will have all of the powers and perform all of the duties of the President during the absence or disability of the President.

         SECTION 3.5 SECRETARY. The Secretary will keep the minutes and records of meetings of the shareholders and directors and of all other official business of the Corporation. The Secretary will give notice of meetings to the shareholders and directors and will perform such other duties as may be prescribed by the Board of Directors.

         SECTION 3.6 TREASURER OR CHIEF FINANCIAL OFFICER. The Treasurer, or if so designated, the Chief Financial Officer, will receive all moneys and funds of the Corporation and deposit such moneys and funds in the name of and for the account of the Corporation with one or more banks designated by the Board of Directors, or in such other short-term investment vehicles as may from time to time be designated or approved by the Board of Directors. The Treasurer will keep accurate books of account and will make reports of financial transactions of the Corporation to the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors. If the Board of Directors elects a Vice President, Finance or a Chief Financial Officer, the duties of the office of Treasurer may rest in that officer.

         SECTION 3.7 REMOVAL. The directors, at any regular meeting or any special meeting called for that purpose, may remove any officer from office with or without cause; provided, however, that no removal will impair the contract rights, if any, of the officer removed or of this Corporation or of any other person or entity.













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
                                    ARTICLE 4
                           STOCK AND OTHER SECURITIES

         SECTION 4.1 CERTIFICATES. All stock and other securities of this Corporation may be represented by certificates, signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, with the corporate seal, if any, affixed. Each stock certificate shall state upon the face thereof that it is transferable only on the books of the Corporation. Certificates for stock shall be numbered and registered in the order in which they are issued. All certificates shall be issued in consecutive order, and upon the stub of each certificate shall be entered the name of the person owning the shares represented thereby, the number of shares represented thereby, and the date of issuance thereof. All certificates exchanged or returned to the Corporation shall be marked "cancelled," the date of cancellation shall be noted thereon and the certificate shall be retained.

         SECTION 4.2 TRANSFER AGENT AND REGISTRAR. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the stock and other securities of the Corporation. The signatures of the President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed by a Transfer Agent, or registered by a Registrar.

         SECTION 4.3 TRANSFER. The shares of stock of the Corporation shall be transferable and assignable only upon the books of the Corporation. No new stock certificate shall be issued until the old certificate has been properly assigned, transferred and surrendered for cancellation.

         SECTION 4.4 NECESSITY FOR REGISTRATION. Prior to presentment for registration upon the transfer books of the Corporation of a transfer of stock or other securities of this Corporation, the Corporation or its agent for purposes of registering transfers of its securities may treat the registered owner of the security as the person exclusively entitled to vote the securities; to receive any notices to shareholders; to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; and otherwise to exercise or enjoy any or all of the rights and powers of an owner.

         SECTION 4.5 LOST CERTIFICATES. In case of the loss or destruction of a certificate of stock or other security of this Corporation, a duplicate certificate may be issued in its place upon such conditions as the Board of Directors may prescribe.

         SECTION 4.6 SHARES WITHOUT CERTIFICATES. The Corporation may issue shares of stock without certificates as provided in Oregon Revised Statutes ss.60.164.













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                                    ARTICLE 5
                                 CORPORATE SEAL

         If the Corporation has a corporate seal, its size and style is shown by the impression below:







                                    ARTICLE 6
                                   AMENDMENTS

         Unless otherwise provided in the Articles of Incorporation, the Bylaws of the Corporation may be amended or repealed by the directors, subject to amendment or repeal by action of the shareholders, at any regular meeting or at any special meeting called for that purpose, provided notice of the proposed change is given or notice thereof is waived in writing.

                                    ARTICLE 7
                                  SEVERABILITY

         If any provision of these Bylaws is found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions will not be affected.

         Adopted by action of the Incorporator of PremierWest Bancorp as of May __, 2003.



                                                      ----------------------
                                                      [Name], Secretary
























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